UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2010, Huntsman Corporation and its captive insurer, International Risk Insurance Company (“IRIC”), entered into a Sworn Statement in Proof of Loss and Full and Final Settlement, Release, and Indemnity Agreement (the “Settlement Agreement”) with Ace American Insurance Company, Chartis Property Casualty Company f/k/a AIG Casualty Company f/k/a Birmingham Fire Insurance Company of Pennsylvania, Allianz Global Risks US Insurance Company, Arch Reinsurance Company of Nebraska, AXIS Specialty Ltd., Limit No. 2, Ltd., Commonwealth Insurance Company, HDI Industrie Versicherung AG, Simon Andrew White as Lead Underwriter for Heritage Syndicate 1200 ROC at Lloyd’s, in his Individual Capacity (Heritage Syndicate 1200 ROC at Lloyd’s), R. J. Kiln & Company, Ltd., Cathedral Underwriting, Ltd., Munich  Reinsurance Company (Mūnchener Rūckversicherungs-Gesellschaft AG), Partner Reinsurance Company, Ltd., SCOR UK Company, Ltd., Wurttembergische Versicherung AG, Zurich American Insurance Company, XL Insurance (Bermuda) Ltd., and Max Re, Ltd. (collectively, the “Reinsurers”).

The Settlement Agreement settles Huntsman Corporation’s claims related to losses occurring as a result of the April 29, 2006 fire at its Port Arthur, Texas olefins facility, which was subsequently sold to Flint Hills Resources. The Settlement Agreement provides that Huntsman Corporation will receive cash proceeds of $110 million in settlement of its claims (the “Final Payment Amount”).  Huntsman Corporation previously collected $365 million in insurance proceeds also related to the 2006 fire. Pursuant to the Settlement Agreement, Huntsman Corporation expects to receive the Final Payment Amount within thirty days of the date of the Settlement Agreement.

Huntsman Corporation’s claims related to the 2006 fire had been the subject of litigation and an ongoing arbitration with substantially all of the Reinsurers, including the following lawsuits: Ace Am. Ins. Co., et al. v. Huntsman Corp. and IRIC, U.S. District Court for the Southern District of Texas; Civil Action No. 4:07-CV-02796, and Huntsman Corp. v. IRIC v. Ace Am. Ins. Co., et al., U.S. District Court for the Southern District of Texas, Civil Action No. 4:08-CV-1542; and the following arbitration proceeding:  Huntsman Corp. v. Ace Am. Ins. Co., et al.

Upon receipt of the Final Payment Amount, Huntsman Corporation, IRIC and the Reinsurers have agreed to the dismissal with prejudice of the legal and arbitration proceedings related to the fire. In addition, under the Settlement Agreement, Huntsman Corporation will indemnify and hold harmless the Reinsurers and certain of their affiliates against any claims made by, on behalf of, through or under Huntsman Corporation, IRIC or any person or entity who has acquired or been assigned a right by Huntsman Corporation or IRIC to make a claim relative to any losses related to the 2006 fire.

The foregoing does not constitute a complete summary of the terms of the Settlement Agreement. The description of the terms of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 7.01  Regulation FD Disclosure.

On May 17, 2010, Huntsman Corporation issued a press release announcing the Settlement Agreement. A copy of this press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1

Sworn Statement in Proof of Loss and Full and Final Settlement, Release, and Indemnity Agreement, dated May 14, 2010, by and among Huntsman Corporation, International Risk Insurance Company and the reinsurance carriers specified therein

99.1	Press Release dated May 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ KURT D. OGDEN
Vice President, Investor Relations

Dated: May 19, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

Sworn Statement in Proof of Loss and Full and Final Settlement, Release, and Indemnity Agreement, dated May 14, 2010, by and among Huntsman Corporation, International Risk Insurance Company and the reinsurance carriers specified therein

99.1	Press Release dated May 17, 2010